Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of BayCom Corp (“the Company”) of our report dated March 31, 2022, relating to the consolidated financial statements of the Company, appearing in this Annual Report (Form 10-K) for the year ended December 31, 2021.

●	Registration Statement Form S-3 No. 333-237791 and
●	Registration Statement Form S-8 No. 333-224744

/s/ Moss Adams LLP

Sacramento, California
March 31, 2022